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                                                               EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 2-36431 of MFS Growth Opportunities Fund of our report dated February 4, 1999, appearing in the annual report to shareholders for the year ended December 31, 1998, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.



DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP



Boston, Massachusetts
February 22, 1999